Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-168888 on Form S-8 of WindGen Energy, Inc. of our report dated March 31, 2011 with respect to our audit of the consolidated financial statements of WindGen Energy, Inc. as of December 31, 2010 and 2009, included in the Annual Report on Form 10-K of WindGen Energy, Inc. for the year ended December 31, 2010.

/s/ Robison, Hill & Co.
Certified Public Accountants

Salt Lake City, Utah
August 30, 2011